EXHIBIT 10.6


================================================================================


                  AMENDED AND RESTATED SECURED CREDIT AGREEMENT



                                      AMONG



                        MINNESOTA CORN PROCESSORS, INC.,
                               LIQUID SUGARS, INC.



                                       AND



                          HARRIS TRUST AND SAVINGS BANK
                            Individually and as Agent



                                       AND



                          U.S. BANCORP AG CREDIT, INC.



                          Dated as of November 4, 1998


================================================================================

                                TABLE OF CONTENTS
                         MINNESOTA CORN PROCESSORS, INC.
                               LIQUID SUGARS, INC.
                  AMENDED AND RESTATED SECURED CREDIT AGREEMENT

                                                                            PAGE

SECTION 1.         THE CREDITS ................................................1

    Section 1.1.   The Revolving Credit .......................................1
    Section 1.2.   The Notes ..................................................3
    Section 1.3.   Interest Rates .............................................3
    Section 1.4.   Conversion and Continuation of Loans .......................4
    Section 1.5.   Manner of Borrowing and Rate Selection .....................4
    Section 1.6.   Capital Adequacy ...........................................6
    Section 1.7.   The Collateral .............................................6
    Section 1.8.   Absolute Obligations .......................................6

SECTION 2.         FEES, PREPAYMENTS AND TERMINATIONS .........................7

    Section 2.1.   Fees .......................................................7
    Section 2.2.   Agent's Fee ................................................7
    Section 2.3.   Optional Prepayments .......................................8
    Section 2.4.   Mandatory Prepayments-Borrowing Base .......................8
    Section 2.5.   Terminations ...............................................8

SECTION 3.         PLACE AND APPLICATION OF PAYMENTS ..........................9

SECTION 4.         DEFINITIONS ................................................9

    Section 4.1.  Certain Terms Defined .......................................9

SECTION 5.         REPRESENTATIONS AND WARRANTIES ............................19

    Section 5.1.   Organization and Qualification ............................19
    Section 5.2.   Financial Reports .........................................20
    Section 5.3.   Litigation; Tax Returns; Approvals ........................20
    Section 5.4.   Regulation U ..............................................20
    Section 5.5.   No Default ................................................20
    Section 5.6.   ERISA .....................................................20
    Section 5.7.   Security Interests ........................................21
    Section 5.8.   Subsidiaries ..............................................21
    Section 5.9.   Accurate Information ......................................21
    Section 5.10.  Enforceability ............................................21
    Section 5.11.  No Default Under Other Agreements .........................21
    Section 5.12.  Status Under Certain Laws .................................22

    Section 5.13.  Compliance with Laws ......................................22
    Section 5.14.  Cooperative Status ........................................22

SECTION 6.         CONDITIONS PRECEDENT ......................................22

    Section 6.1.   General ...................................................22
    Section 6.2.   Each Extension of Credit ..................................22
    Section 6.3.   Legal Matters .............................................23
    Section 6.4.   Documents .................................................23

SECTION 7.         COVENANTS .................................................24

    Section 7.1.   Maintenance of Property ...................................24
    Section 7.2.   Taxes .....................................................24
    Section 7.3.   Maintenance of Insurance ..................................24
    Section 7.4.   Financial Reports .........................................24
    Section 7.5.   Inspection ................................................25
    Section 7.6.   Consolidation and Merger ..................................26
    Section 7.7.   Transactions with Affiliates ..............................26
    Section 7.8.   Minimum Net Working Capital ...............................26
    Section 7.9.   Minimum Total Member Equities .............................26
    Section 7.10.  Minimum Cash Flow .........................................26
    Section 7.11.  Leases ....................................................26
    Section 7.12.  Capital Expenditures ......................................27
    Section 7.13.  Restricted Payments .......................................27
    Section 7.14.  Liens .....................................................27
    Section 7.15.  Borrowings and Guaranties .................................28
    Section 7.16.  Investments, Loans, Advances and Acquisitions .............29
    Section 7.17.  Sale of Property ..........................................30
    Section 7.18.  Notice of Suit or Adverse Change in Business or Default ...30
    Section 7.19.  ERISA .....................................................30
    Section 7.20.  Supplemental Performance ..................................30
    Section 7.21.  Use of Proceeds ...........................................31
    Section 7.22.  Compliance with Laws, etc. ................................31
    Section 7.23.  Environmental Covenant ....................................31
    Section 7.24.  Hedging ...................................................31
    Section 7.25.  Subsidiaries ..............................................31
    Section 7.26.  Preservation of Cooperative Status ........................32
    Section 7.27.  Post-Closing Matters ......................................32

SECTION 8.         EVENTS OF DEFAULT AND REMEDIES ............................32

    Section 8.1.   Definitions ...............................................32
    Section 8.2.   Remedies for Non-Bankruptcy Defaults ......................33
    Section 8.3.   Remedies for Bankruptcy Defaults ..........................34

SECTION 9.         CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR
                   LOANS .....................................................34

    Section 9.1.   Change of Law .............................................34
    Section 9.2.   Unavailability of Deposits or Inability to Ascertain the
                      Adjusted Eurodollar Rate ...............................34
    Section 9.3.   Taxes and Increased Costs .................................35
    Section 9.4.   Funding Indemnity .........................................36
    Section 9.5.   Lending Branch ............................................36
    Section 9.6.   Discretion of Bank as to Manner of Funding ................36

SECTION 10.        THE AGENT .................................................37

    Section 10.1.  Appointment and Powers ....................................37
    Section 10.2.  Powers ....................................................37
    Section 10.3.  General Immunity ..........................................37
    Section 10.4.  No Responsibility for Loans, Recitals, etc. ...............37
    Section 10.5.  Right to Indemnity ........................................37
    Section 10.6.  Action Upon Instructions of Banks .........................37
    Section 10.7.  Employment of Agents and Counsel ..........................38
    Section 10.8.  Reliance on Documents; Counsel ............................38
    Section 10.9.  May Treat Payee as Owner ..................................38
    Section 10.10. Agent's Reimbursement .....................................38
    Section 10.11. Rights as a Lender ........................................38
    Section 10.12. Bank Credit Decision ......................................38
    Section 10.13. Resignation of Agent ......................................39
    Section 10.14. Duration of Agency ........................................39
    Section 10.15. Removal of Agent ..........................................39
    Section 10.16. Successor Agent ...........................................39

SECTION 11.        MISCELLANEOUS .............................................39

    Section 11.1.  Amendments and Waivers ....................................39
    Section 11.2.  Waiver of Rights ..........................................40
    Section 11.3.  Several Obligations........................................40
    Section 11.4.  Non-Business Day...........................................41
    Section 11.5.  Survival of Indemnities....................................41
    Section 11.6.  Documentary Taxes..........................................41
    Section 11.7.  Representations............................................41
    Section 11.8.  Notices ...................................................41
    Section 11.9.  Costs and Expenses ........................................41
    Section 11.10. Counterparts ..............................................42
    Section 11.11. Successors and Assigns; Governing Law; Entire Agreement ...43
    Section 11.12. No Joint Venture  .........................................43
    Section 11.13. Severability  .............................................43
    Section 11.14. Table of Contents and Headings.............................43
    Section 11.15. Sharing of Payments .......................................43
    Section 11.16. Submission to Jurisdiction; Waiver of Jury Trial ..........44
    Section 11.17. Participants and Note Assignees ...........................44
    Section 11.18. Assignment of Commitments by Banks ........................44

    Section 11.19. Confidentiality ...........................................45

Exhibit A     Secured Revolving Credit Note
Exhibit B     Borrowing Base Certificate
Exhibit C     Compliance Certificate
Exhibit D     Form of Legal Opinion
Exhibit E     Existing Agreements
Exhibit F     Material Litigation
Exhibit G     Letter Agreement Regarding Collateral

                         MINNESOTA CORN PROCESSORS, INC.
                               LIQUID SUGARS, INC.

                  AMENDED AND RESTATED SECURED CREDIT AGREEMENT

Harris Trust and Savings Bank
Chicago, Illinois

U.S. Bancorp Ag Credit, Inc.
Denver, Colorado

Ladies and Gentlemen:

        The undersigned, MINNESOTA CORN PROCESSORS, INC., a Minnesota corporation (the "COMPANY"), refers to the Secured Credit Agreement dated as of August 27, 1997, as amended and currently in effect among the Company and you (such Secured Credit Agreement as so amended is referred to as the "CREDIT AGREEMENT") pursuant to which you agreed to make a revolving credit (the "REVOLVING CREDIT") available to the Company, all as more fully set forth therein. Each of you is hereinafter referred to individually as "BANK" and collectively as the "BANKS." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "HARRIS", and in its capacity as Agent for the Banks is hereinafter in such capacity called the "AGENT." The Company requests you to (i) amend the Credit Agreement to add Liquid Sugars, Inc., a California corporation ("LSI"; LSI and the Company being referred to herein collectively as the "BORROWERS" and individually as a "BORROWER") as a Borrower thereunder and (ii) make certain further amendments to the Credit Agreement to, among other things, extend the Termination Date, to make certain further amendments to the Credit Agreement and, for the sake of convenience and clarity, to restate the Credit Agreement in its entirety as so amended. Accordingly, upon your acceptance hereof in the space provided for that purpose below and upon satisfaction of the conditions precedent to effectiveness hereinafter set forth, Sections 1 through 11 of the Credit Agreement and all of the Exhibits thereto shall be amended and as so amended shall be restated in their entirety to read as follows:

SECTION 1. THE CREDITS.

        SECTION 1.1. THE REVOLVING CREDIT. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Borrowers which may be utilized by the Borrowers in the form of loans (individually a "REVOLVING CREDIT LOAN" and collectively the "REVOLVING CREDIT LOANS"). The aggregate principal amount of all Revolving Credit Loans under the Revolving Credit at any time outstanding shall not exceed the lesser of (i) the sum of the Banks' Revolving Credit Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement or (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. The aggregate principal amount of Revolving Credit Loans at any time outstanding to the Company shall not exceed the

Company Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate and the aggregate principal amount of Revolving Credit Loans at any time outstanding to LSI shall not exceed the LSI Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. The Revolving Credit shall be available to the Borrowers, and may be availed of by the Borrowers from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including August 27, 2000 (the "TERMINATION DATE").

        (b) At any time not earlier than 90 days prior to, nor later than 60 days prior to, the date that is one year before the Termination Date then in effect (the "ANNIVERSARY DATE"), the Company may request that the Banks extend the then scheduled Termination Date to the date one year from such Termination Date. If such request is made by the Company each Bank shall inform the Agent of its willingness to extend the Termination Date no later than 20 days prior to such Anniversary Date. Any Bank's failure to respond by such date shall indicate its unwillingness to agree to such requested extension, and all Banks must approve any requested extension. At any time more than 15 days before such Anniversary Date the Banks may propose, by written notice to the Company, an extension of this Agreement to such later date on such terms and conditions as the Banks may then require. If the extension of this Agreement to such later date is acceptable to the Company on the terms and conditions proposed by the Banks, the Company shall notify the Banks of the Borrowers' acceptance of such terms and conditions no later than the Anniversary Date, and such later date will become the Termination Date hereunder and this Agreement shall otherwise be amended in the manner described in the Banks' notice proposing the extension of this Agreement upon the Agent's receipt of (i) an amendment to this Agreement signed by the Borrowers and all of the Banks, (ii) resolutions of the each Borrower's Board of Directors authorizing such extension and (iii) an opinion of counsel to the Borrowers equivalent in form and substance to the form of opinion attached hereto as Exhibit D and otherwise acceptable to the Banks.

        (c) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage (the "COMMITMENT PERCENTAGE") of the Revolving Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrowers are as follows (collectively, the "REVOLVING CREDIT COMMITMENTS" and individually, a "REVOLVING CREDIT COMMITMENT"):

Harris Trust and Savings Bank                         $25,000,000            50%
U.S. Bancorp Ag Credit, Inc.                           25,000,000            50%
                                                      -----------           ----

  Total                                               $50,000,000           100%

        (d) Loans under the Revolving Credit may be Eurodollar Loans or Domestic Rate Loans. All Loans under the Revolving Credit shall be made ratably by the Banks in accordance to their respective Commitment Percentages. Each Domestic Rate Loan shall be in an amount not less than $500,000 or such greater amount which is an integral multiple of $100,000 and each Eurodollar Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000.

        SECTION 1.2. THE NOTES. All Revolving Credit Loans made by each Bank under its Revolving Credit Commitment shall be evidenced by a single Secured Revolving Credit Note of the Borrowers, jointly and severally, substantially in the form of Exhibit A hereto (individually, a "REVOLVING NOTE" and together, the "REVOLVING NOTES") payable to the order of such Bank in the principal amount of such Revolving Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Revolving Credit Loans made by such Bank to the Borrowers pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Revolving Credit Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in
Section 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Revolving Credit Loan made by it hereunder, whether each Revolving Credit Loan is a Domestic Rate Loan or Eurodollar Loan, and, with respect to Eurodollar Loans, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts may be recorded on a schedule to such Revolving Note. The record thereof, whether shown on such books or records or on the schedule to the Revolving Note, shall be PRIMA FACIE evidence as to all such amounts; PROVIDED, HOWEVER, that the failure of any Bank to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the joint and several obligation of the Borrowers to repay all Revolving Credit Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrowers will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note. Such Bank will cancel and deliver to the Borrowers the outstanding Revolving Credit Note upon receipt of the new Revolving Credit Note.

        SECTION 1.3. INTEREST RATES. (a) DOMESTIC RATE. Each Domestic Rate Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each March, June, September and December, commencing on September 30, 1998 and at maturity (whether by acceleration, upon prepayment or otherwise).

        (b) EURODOLLAR RATE. Each Eurodollar Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of one and one-eighth percent (1.125%) plus the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration or otherwise) and, with respect to any Interest Period in excess of three months, on the date occurring every three months after the date such Eurodollar Loan is made, provided that if on the last day of the Interest Period applicable to any Eurodollar Loan the applicable Borrower does not prepay such Loan, such Loan shall become a Domestic Rate Loan as of the day immediately following the last day of the Interest Period applicable thereto.

        (c) DEFAULT RATE. If any payment of principal or interest on any Revolving Credit Loan is not made when due (including any payment due upon acceleration), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

                (i) with respect to any Domestic Rate Loan, the sum of 2% plus the Domestic Rate from time to time in effect; and

                (ii) with respect to any Eurodollar Loan, the sum of 2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect.

        SECTION 1.4. CONVERSION AND CONTINUATION OF LOANS. (a) Provided that no Event of Default or Potential Default has occurred and is continuing, the Borrowers shall have the right, subject to the other terms and conditions of this Agreement, to continue in whole or in part (but, if in part, in the minimum amount specified for Fixed Rate Loans in Section 1.1 hereof) any Fixed Rate Loan from any current Interest Period into a subsequent Interest Period, provided that the Company, on behalf of itself or LSI, shall give the Bank notice of the continuation of any such Loan as provided in Section 1.5 hereof.

        (b) In the event that the Company, on behalf of itself or LSI, fails to give notice pursuant to Section 1.5 hereof of the continuation of any Fixed Rate Loan or fails to specify the Interest Period applicable thereto, or an Event of Default or Potential Default has occurred and is continuing at the time any such Loan is to be continued hereunder, then such Loan shall be automatically converted as (and the Company shall be deemed to have given notice requesting) a Domestic Rate Loan, subject to Sections 1.5(b), 8.2 and 8.3 hereof, unless paid in full on the last day of the then applicable Interest Period.

        (c) Provided that no Event of Default or Potential Default has occurred and is continuing, the Borrowers shall have the right, subject to the terms and conditions of this Agreement, to convert Loans of one type (in whole or in part) into Loans of another type from time to time provided that: (i) the Company, on behalf of itself or LSI, shall give the Bank notice of each such conversion as provided in Section 1.5 hereof, (ii) the principal amount of any Loan converted hereunder shall be in an amount not less than the minimum amount specified for the type of Loan in Section 1.1 hereof, (iii) after giving effect to any such conversion in part, the principal amount of any Fixed Rate Loan then outstanding shall not be less than the minimum amount specified for the type of Loan in
Section 1.1 hereof, (iv) any conversion of a Loan hereunder shall only be made on a Business Day, and (v) any Fixed Rate Loan may be converted only on the last day of the Interest Period then applicable thereto.

        SECTION 1.5. MANNER OF BORROWING AND RATE SELECTION. (a) The Company, on behalf of itself or LSI, shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 1:30 p.m. (Chicago time) on the date the Banks are requested to make each Domestic Rate Loan under the Revolving Credit or to convert a Domestic Rate Loan to a Eurodollar Loan, and (ii) 1:00 p.m. (Chicago time) on the date at least three (3) Business Days prior to the date of each Eurodollar Loan under the Revolving Credit of which the Banks are requested to make or continue. Each such notice shall specify the date of the Loan requested (which shall be a Business Day), the amount of such Loan, whether the Loan is to be made available by means of a Domestic Rate Loan or Eurodollar Loan and, with respect to Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal amount of all Loans outstanding hereunder exceed the amounts specified in Section 1.1 hereof. The Borrowers agree that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in reliance thereon. The Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Company hereunder to each of the Banks, and, if such notice requests the Banks to make any Eurodollar Loans, the Agent shall confirm to the Company by telephonic, telex or telecopy means, which confirmation shall be conclusive and binding on the Company in the absence of manifest error, the Interest Period and the interest rate applicable thereto promptly after such rate is determined by the Agent.

        (b) Subject to the provisions of Section 6 hereof, the proceeds of each Revolving Credit Loan shall be made available to the relevant Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, on the date such Loan is requested to be made. Not later than 3:00 p.m. (Chicago time), on the date specified for any Loan to be made hereunder, each Bank shall make its portion of such Loan available to the relevant Borrower in immediately available funds at the principal office of the Agent.

        (c) Unless the Agent shall have been notified by a Bank prior to the date of a Loan to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Loan available to the Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the relevant Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the relevant Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "FED FUNDS RATE"). Nothing in this Section 1.5(c) shall be deemed to permit any Bank to breach its obligations to make Loans under the Revolving Credit or to limit any Borrower's claims against any Bank for such breach.

        SECTION 1.6. CAPITAL ADEQUACY. If, after the date hereof, any Bank or the Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR
Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within thirty (30) days after demand by such Bank (with a copy to the Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

        SECTION 1.7. THE COLLATERAL. The Notes and the other obligations of the Borrowers hereunder and under the other Loan Documents shall be secured by valid and perfected first liens on the following property (the "COLLATERAL"): (a) the inventory, accounts and certain other property of the Company, in each instance whether now owned or existing or hereafter acquired or arising, granted to the Agent for the benefit of the Banks pursuant to a Security Agreement Re: Accounts Receivable and Inventory dated as of August 27, 1997 (as the same may be amended from time to time, the "CURRENT ASSET SECURITY AGREEMENT"), (b) amounts and contracts on deposit in accounts maintained by the Company with futures commission merchants and certain other property of the Company, in each instance whether now owned or existing or hereafter acquired, granted to the Agent for the benefit of the Banks pursuant to various Security Agreements Re: Margin Account (as the same may be amended from time to time, collectively the "MARGIN ACCOUNT SECURITY AGREEMENTS"), (c) the inventory, accounts and certain other property of LSI, in each instance whether now owned or existing or hereafter acquired as arising, granted to the Agent for the benefit of the Banks pursuant to a Security Agreement Re: Accounts Receivable and Inventory dated as of even date herewith (as the same may be amended from time to time, the "LSI SECURITY AGREEMENT"), and each Borrower agrees that it will from time to time at the request of the Agent or the Required Banks execute and deliver such documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or perfect such liens.

        SECTION 1.8. ABSOLUTE OBLIGATIONS. Each Borrower acknowledges and agrees that its joint and several liability on the Notes and on all obligations owed by any Borrower or Borrowers under this Agreement is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Banks, and without limiting the generality of the foregoing, each Borrower's joint and several liability on the Notes and under this Agreement shall not be impaired by any acceptance by the Banks of any other security for or guarantors upon the Notes or any obligations under this Agreement or by any failure, neglect or omission on the Banks' part to resort to any one or all of the Borrowers for payment of the Notes or the obligations under this Agreement or to realize upon or protect any collateral security therefor. Each Borrower's joint and several liability on the Notes and under this Agreement shall not in any manner be impaired or affected by who receives or uses the proceeds of the loans evidenced by the Notes or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans made to, other Borrowers. Such joint and several liability of each Borrower shall also not be impaired or affected by (and each Bank, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for the Notes or the obligations under this Agreement or of any guaranty thereof. In order to enforce payment of the Notes and the Borrowers' obligations under this Agreement, foreclose or otherwise realize on any collateral security therefor, and to exercise the rights granted to the Agent hereunder and thereunder and under applicable law, the Agent shall be under no obligation at any time to first resort to any collateral security, property, liens or any other rights or remedies whatsoever, and the Banks shall have the right to enforce the Notes and the Borrowers' obligations under this Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. By its acceptance below, each Borrower hereby expressly waives and surrenders any defense to its joint and several liability on the Notes or under this Agreement based upon any of the foregoing. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment such obligation is the joint and several obligation of each Borrower.

SECTION 2. FEES, PREPAYMENTS AND TERMINATIONS.

        SECTION 2.1. FEES. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 2.5 hereof, the Borrowers, jointly and severally, shall pay to the Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at the rate of one-eighth of one percent (.125%) per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) of the average daily unused amount of the Banks' Revolving Credit Commitments hereunder in effect from time to time, such fee to be payable quarterly in arrears on the last day of each March, June, September and December commencing on September 30, 1998 unless the Revolving Credit is terminated in whole on an earlier date, in which event the fees for the final period shall be paid on the date of such earlier termination in whole.

        SECTION 2.2. AGENT'S FEE. The Borrowers, jointly and severally, shall pay to and for the sole account of the Agent fees in an amount and payable at such times as the Borrowers and the Agent may agree upon in writing. Such fee payments shall be in addition to any fees and charges the Agent may be entitled to receive under Section 10 hereunder or under the other Loan Documents.

        SECTION 2.3. OPTIONAL PREPAYMENTS. (a) The Borrowers shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $1,000,000 or such greater amount which is an integral multiple of $500,000) any Domestic Rate Loan under the Revolving Credit at any time upon prior telex or telephonic notice to the Agent on or before 12:00 noon (Chicago time) on the same Business Day.

        (b) The Borrowers may prepay any Eurodollar Loan, upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from the applicable Borrower to the Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; PROVIDED, HOWEVER, that any such prepayment shall be in a principal amount of no less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000 and after giving effect to any such prepayment the outstanding principal amount of any such Eurodollar Loan prepaid in part shall not be less than $1,000,000 or such greater amount which is an integral multiple of $1,000,000.

        (c) Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

        SECTION 2.4. MANDATORY PREPAYMENTS-BORROWING BASE. The Borrowers shall not permit the sum of the principal amount of all Loans at any time outstanding to exceed the lesser of (i) the Banks' Revolving Credit Commitments or (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. The Borrowers shall not permit the sum of the principal amount of all Loans outstanding to the Company to exceed the Company Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate and the Borrowers shall not permit the sum of the principal amount of all Loans outstanding to LSI to exceed the LSI Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. The Borrowers will make such payments on any outstanding Loans which are necessary to cure any such excess within one Business Day after the occurrence thereof without any notice or demand from the Agent or any of the Banks, all of which are expressly waived by the each Borrower and shall pay any amount due in connection with such prepayment pursuant to Section 9.4 hereof. Any amount repaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

        SECTION 2.5. TERMINATIONS. The Borrowers shall have the right at any time upon 10 Business Days' prior notice to the Banks to terminate the Revolving Credit in whole or in part, but if in part in a minimum amount of $5,000,000 or any integral multiple thereof; PROVIDED, HOWEVER, that the Borrowers may not terminate any portion of the Revolving Credit which remains available for payment under any outstanding Revolving Credit Loans. Any termination will first reduce ratably the Revolving Credit Commitments of each of the Banks.

SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

        All payments of principal and interest made by the Borrowers in respect of the Revolving Notes and all fees payable by the Borrowers hereunder, shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois, 60690 and in immediately available funds, prior to 1:00 p.m. (Chicago time) on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 1:00 p.m. (Chicago time) (or after the time the Banks may otherwise direct) shall be deemed received upon the following Business Day. The Agent shall remit to each Bank its proportionate share of each payment of principal, interest and commitment fee received by the Agent by 1:00 p.m. (Chicago time) on the same day of its receipt and its proportionate share of each such payment received by the Agent after 1:00 p.m. (Chicago time) on the Business Day following its receipt by the Agent. In the event the Agent does not remit any amount to any Bank when required by the preceding sentence, the Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. Each Borrower hereby authorizes the Agent to automatically debit its account with Harris for any principal, interest and fees when due under the Revolving Notes or this Agreement and to transfer the amount so debited from such account to the Agent for application as herein provided. All proceeds of Collateral shall be applied in the manner specified in the Security Documents.

SECTION 4. DEFINITIONS.

        The terms hereinafter set forth when used herein shall have the following meanings:

        SECTION 4.1. CERTAIN TERMS DEFINED.

        "ACCOUNT DEBTOR" shall mean the person who is obligated on a Receivable.

        "ADJUSTED EURODOLLAR RATE" means a rate per annum determined pursuant to the following formula:

                                           Eurodollar Rate
                                      -------------------------
         Adjusted Eurodollar Rate =   100% - Reserve Percentage

        "ADJUSTED TOTAL MEMBER EQUITIES" means, at any time, the remainder of

                (a) Total Member Equities, determined at such time, MINUS

                (b) the sum of (i) Post-Closing Consolidated Intangible Assets and (ii) Restricted Investments, each determined at such time.

        "AFFILIATE" shall mean any person, company or business entity under common control or having shareholders owning at least ten percent (10%) of each thereof, whether such common control be direct or indirect. All of each Borrower's officers, shareholders, directors, joint ventures, Subsidiaries and partners shall be deemed to be each Borrower's Affiliates for purposes of this Agreement.

        "AGENT" is defined in the first paragraph of this Agreement.

        "AGREEMENT" shall mean this Amended and Restated Secured Credit Agreement as supplemented and amended from time to time.

        "BANK" and "BANKS" shall have the meanings specified in the first paragraph of this Agreement.

        "BORROWER" is defined in the introductory paragraph of this Agreement.

        "BORROWERS" is defined in the introductory paragraph of this Agreement.

        "BORROWING BASE" means, at any tune the same is to be determined, the sum of the Company Borrowing Base and the LSI Borrowing Base.

        "BORROWING BASE CERTIFICATE" shall mean the certificate in the form of Exhibit B which is required to be delivered to the Banks in accordance with
Section 7.4(c) hereof.

        "BUSINESS DAY" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois, and Denver, Colorado and, with respect to Eurodollar Loans, dealing in United States dollar deposits in London, England and Nassau, Bahamas.

        "CAPITALIZED LEASE" shall mean any lease or obligation for rentals which is required to be capitalized on a balance sheet of either Borrower in accordance with generally accepted accounting principles.

        "CASH FLOW" shall mean, for any period, the sum of (a) the net income of the Company and its Subsidiaries for such period, plus (b) all amounts properly charged for depreciation of fixed assets and amortization of Intangible Assets during such period, minus (c) all capital expenditures made during such period, minus (d) the aggregate amount of payments required to be made by the Company and its Subsidiaries, during such period in respect of principal of Debt (whether at maturity, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise), minus (e) the aggregate amount of all cash patronage distributions paid by the Company and its Subsidiaries during such period, and minus (f) the aggregate amount paid by the Company and its Subsidiaries to redeem shares of the Company's and any Subsidiary's stock from its members during such period, all determined in a consolidated basis in accordance with generally accepted accounting principles, consistently applied, but without adjustment for any cash received by the Company and its Subsidiaries from its members for the replenishment of net losses.

        "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

        "CHANGE IN LAW" shall have the meaning specified in Section 9.3 hereof.

        "COLLATERAL" shall mean the collateral security provided to the Agent for the benefit of the Banks pursuant to the Security Documents.

        "COMPANY" shall have the meaning specified in the first paragraph of this Agreement.

        "COMPANY BORROWING BASE", as determined on the basis of the information contained in the most recent Borrowing Base Certificate or as determined by the Agent upon an inspection of the Company's books and records, shall mean an amount equal to:

                (a) 85% of the amount of Eligible Receivables of the Company, plus

                (b) 85% of the Value of Eligible Grain Inventory of the Company, plus

                (c) 75% of the Value of Eligible By-Product Inventory of the Company, PROVIDED that the amount included in the Borrowing Base at any time with respect to Eligible By-Product Inventory of the Company consisting of steep water may not exceed $1,000,000 at such time, plus

                (d) 75% of the Value of Eligible Finished Goods Inventory of the Company, plus

                (e) 75% of the Value of Eligible Work-in-Process Inventory of the Company, plus

                (f) 90% of the Company's Eligible Broker Balances, minus

                (g) the aggregate outstanding amount of the Company's Secured Grower Payables.

        "CONSOLIDATED NET EARNINGS" means, with respect to any period, the net income (or loss) of the Company and the Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded therefrom:

                (a) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated or consolidated with the Company or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

                (b) the income or loss of any Person (other than the Company or a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or a Subsidiary in the form of cash dividends or similar cash distributions,

                (c) any net gain or loss during such period arising from the sale, conversion, exchange or other disposition of capital assets,

                (d) any gains or losses resulting from any write-up of any assets,

                (e) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any indebtedness, of the Company or any Subsidiary and

                (f) any income, gain or loss during such period in respect of any hedging activities not undertaken in the ordinary course of business of such Person or any extraordinary items or discontinued operations or the disposition thereof.

        "CONSOLIDATED TOTAL ASSETS" means, at any time, the total assets of the Company and its Subsidiaries determined on a consolidated basis at such time in accordance with GAAP.

        "DEBT" of any Person shall mean as of any time the same is to be determined, the aggregate of (a) all indebtedness, obligations and liabilities with respect to borrowed money, (b) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, (c) all reimbursement and other obligations with respect to letters of credit and banker's acceptances, (d) the aggregate amount of rentals or other consideration payable under all Capitalized Leases, (e) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such person, whether or not the same would be classified as a liability on a balance sheet, and (f) all indebtedness, obligations and liabilities representing the deferred purchase price of Property (excluding trade payables arising in the ordinary course of business), but excluding all general contingency reserves and reserves for deferred income taxes and investment credit, and with respect to Debt of the Company and its Subsidiaries, all computed and determined on a consolidated basis in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the audit report referred to in
Section 5.2 hereof.

        "DOMESTIC RATE" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "HARRIS PRIME RATE"), provided that if the rate per annum determined by adding 0.5% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "ADJUSTED FED FUNDS RATE") shall be higher than the Harris Prime Rate on such day, the Domestic Rate for such day and for any succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by Harris shall be final and conclusive provided Harris has acted in good faith in connection therewith.

        "DOMESTIC RATE LOAN" means a Revolving Credit Loan which bears interest as provided in Section 1.3(a) hereof.

        "ELIGIBLE BROKER BALANCES" shall mean as of any day the initial futures margin on deposit in the Borrowers' margin accounts with clearing brokers on the Chicago Board of Trade as of the end of that day, net of any unpaid fees, commissions and all other amounts owed to those brokers, minus the negative value of the Borrowers' open contracts held through those brokers and, which is subject to a valid, first priority perfected security interest in favor of the Agent for the benefit of the Banks and which the Banks in their sole discretion deems eligible for inclusion in the Borrowing Base.

        "ELIGIBLE BY-PRODUCTS INVENTORY" shall mean Eligible Inventory consisting of gluten meal, wet feed and germ and steep water.

        "ELIGIBLE FINISHED GOODS INVENTORY" shall mean Eligible Inventory consisting of starch, high fructose corn sweeteners, ethanol and corn syrup.

        "ELIGIBLE GRAIN INVENTORY" shall mean Eligible Inventory of corn.

        "ELIGIBLE INVENTORY" shall mean any Inventory of the Borrowers in which the Agent has a perfected first priority security interest, which the Banks in their reasonable judgment deem to be acceptable for inclusion in the Borrowing Base, and which complies with each of the following requirements:

                (a) It substantially conforms to such Borrower's advertised or represented specifications, applicable government standards and regulations and other quality standards and has not been determined by the Banks to be unacceptable due to age, type, variety, quality, quantity, or location;

                (b) If it is covered by a negotiable warehouse receipt or other negotiable document of title, such receipt or other document of title is in the Agent's possession and has been endorsed in blank by such Borrower;

                (c) All warranties of such Borrower in the Loan Documents are true and correct with respect thereto;

                (d) It has been identified to the Agent in the manner prescribed by the pursuant to the Security Agreement; and

                (e) It is located at a location disclosed to and approved by the Agent, and if requested by the Agent, any Person (other than such Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to the Agent.

        "ELIGIBLE RECEIVABLES" shall mean any Receivable of the Borrowers in which the Agent has a first priority perfected security interest which the Banks in their reasonable discretion deem to be acceptable for inclusion in the Borrowing Base, and which complies with each of the following requirements:

                (a) It arises out of (i) a bona fide sale of Inventory which has been delivered to, or is in the process of being delivered to the Account Debtor on said Receivable in the ordinary course of business on ordinary trade terms or (ii) the storage, handling or conditioning of Inventory by such Borrower;

                (b) All warranties of such Borrower in the Loan Documents are true and correct with respect thereto;

                (c) It has been identified to the Banks in the manner required by the Banks;

                (d) It is evidenced by an invoice dated not later than the day after the date of shipment to the Account Debtor thereunder;

                (e) It has not remained unpaid in whole or in part more than 90 days from and after its invoice date;

                (f) It is net of any credit or allowance given by such Borrower to such Account Debtor;

                (g) It is not owing by an Account Debtor who (i) has become insolvent, (ii) is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors,
        (iii) has admitted its inability to pay its debt generally or has stopped paying its debts generally or (iv) is an Affiliate of such Borrower.

                (h) The Account Debtor is not principally located outside the continental United States unless such Receivable is secured by an irrevocable letter of credit issued by a commercial bank located in the United States and which is acceptable to the Banks; and

                (i) It is not owing by the United States of America or any department, agency or instrumentality thereof unless the Banks shall have received evidence satisfactory to the Banks of compliance with the Assignment of Claims Act.

        "ELIGIBLE WORK-IN-PROCESS INVENTORY" shall mean Eligible Inventory of corn that is being processed.

        "ENVIRONMENTAL LAWS" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "EURODOLLAR LOAN" means a Revolving Credit Loan which bears interest as provided in Section 1.3(b) hereof

        "EURODOLLAR RATE" shall mean for each Interest Period applicable to a Eurodollar Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to nearest 1/100 of 1%) at which deposits in U.S. dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan scheduled to be made by the Agent during such Interest Period.

        "EVENT OF DEFAULT" shall mean any event or condition identified as such in Section 8.1 hereof.

        "EXISTING AGREEMENTS" shall mean the agreements listed on Exhibit E attached hereto.

        "EXISTING LENDERS" shall mean the lenders under each of the Existing Agreements.

        "FED FUNDS RATE" shall have the meaning specified in Section 1.5(c) hereof.

        "FUNDED DEBT" of any Person shall mean all Debt of such Person having a final maturity of more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding, however, in any computation of the amount of Funded Debt outstanding as of any date (a) all amounts outstanding under the Revolving Credit, and (b) all payments in respect of any Funded Debt that are required to be made within one year from such date of determination of Funded Debt.

        "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" shall mean generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the audited financial statements delivered to the Banks pursuant to Section 7.4 except that inventory shall be computed as described in the definition of Value. Whenever any accounting term is used herein which is not otherwise defined, it shall be interpreted in accordance with generally accepted accounting principles.

        "HARRIS" shall have the meaning specified in the first paragraph of this Agreement.

        "HEDGED POSITION" means all grain inventory, fixed price sales contracts, fixed price corn purchase contracts and futures positions of the Company relating to its annual grind.

        "INTANGIBLE ASSETS" shall mean amortizable loan costs, business acquisition costs, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from Inventory), goodwill and all other assets which would be classified as intangible assets (all determined in accordance with generally accepted accounting principles consistently applied).

        "INTEREST PERIOD" shall mean with respect to any Eurodollar Loan, the period used for the computation of interest commencing on the date the relevant Eurodollar Loan is made, continued or effected by conversion and concluding on the date one, two, three or six months thereafter as selected by the Company on behalf of itself or LSI in its notice as provided herein, PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                (ii) no Interest Period may extend beyond the final maturity date of the Notes;

                (iii) the interest rate to be applicable to each Eurodollar Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

                (iv) no Interest Period may be selected if after giving effect thereto the relevant Borrower will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

        "INVENTORY" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower now has or hereafter acquires any right.

        "LIBOR INDEX RATE" shall mean, for any Interest Period applicable to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

        "LOAN" shall mean a Revolving Credit Loan and the term "LOANS" shall mean any two or more Revolving Credit Loans collectively.

        "LOAN DOCUMENTS" shall mean this Agreement and any and all exhibits hereto, the Revolving Notes and the Security Documents.

        "LSI" shall have the meaning assigned to such term in the introductory paragraph hereof.

        "LSI BORROWING BASE" as determined on the basis of the information contained in the most recent Borrowing Base Certificate or as determined by the Agent upon an inspection of LSI's books and records, shall mean an amount equal to:

                (a) 85% of the amount of Eligible Receivables of LSI, plus

                (b) 75% of Eligible Inventory.

        "NET WORKING CAPITAL" shall mean the excess for the Company and its Subsidiaries of current assets over current liabilities, all as determined and computed on a consolidated basis in accordance with Generally Accepted Accounting Principles, but in any event including as current liabilities all amounts outstanding under this Agreement.

        "NET WORTH" shall mean the Total Assets minus the Total Liabilities of the Company and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

        "PERSON" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

        "PBGC" shall mean the Pension Benefit Guaranty Corporation.

        "PLAN" shall mean any employee benefit plan covering any officers or employees of the Borrowers, any benefits of which are, or are required to be, guaranteed by the PBGC.

        "POSITION REPORT" shall mean a summary of the Borrowers' Hedged
Position.

        "POTENTIAL DEFAULT" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

        "PROPERTY" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation biotechnology products and techniques and intellectual property.

        "RECEIVABLES" shall mean all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which any Borrower now has or hereafter acquires any right.

        "REQUIRED BANKS" shall mean any Bank or Banks which in the aggregate hold 51% of the aggregate unpaid principal balance of the Loans or, if no Loans are outstanding hereunder, any Bank or Banks in the aggregate having 51% of the Revolving Credit Commitments.

        "RESERVE PERCENTAGE" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "EUROCURRENCY LIABILITIES" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

        "REVOLVING CREDIT" shall have the meaning specified in the first paragraph of this Agreement.

        "REVOLVING CREDIT COMMITMENT" and "REVOLVING CREDIT COMMITMENTS" shall have the meanings specified in Section 1.1(b) hereof.

        "REVOLVING CREDIT LOAN" and "REVOLVING CREDIT LOANS" shall have the meanings specified in Section 1.1(a) hereof.

        "REVOLVING NOTE" or "REVOLVING NOTES" shall have the meanings specified in Section 1.2 hereof.

        "SECURED GROWER PAYABLES" shall mean (a) all amounts owed from time to time by the Company to any Persons on account of the purchase price of agricultural commodities if the Required Banks determine from time to time that such Person is entitled to the benefit of any grower's lien, statutory trust or similar security arrangements to secure the payment of any amounts owed to such Person, and (b) all amounts owed from time to time by the Company to any Person on account of deferred price or deferred pay obligations of the Company to such Person with respect to grain purchased by the Company from such Person.

        "SECURITY DOCUMENTS" means the Current Asset Security Agreement, the Margin Account Security Agreements, the LSI Security Agreement and all other mortgages, deeds of trust, security agreements, assignments, financing statements and other documents as shall from time to time secure the Notes and the other obligations of the Borrowers hereunder and under the other Loan Documents.

        "SENIOR SECURED NOTES" shall mean the Company's $25,000,000 7.57% Series A Fixed Rate Senior Notes due September 1, 2007, $120,000,000 7.72% Series B Fixed Rate Senior Notes due September 1, 2009, $45,000,000 7.83% Series C Fixed Rate Senior Notes due September 1, 2012, and $100,000,000 Series D Variable Rate Senior Notes due September 1, 2007.

        "SET-OFF" shall have the meaning specified in Section 11.15 hereof.

        "SUBSIDIARY" shall mean any corporation or other entity at least a majority of the outstanding voting stock of which is at the time owned directly or indirectly by the Company and/or its Subsidiaries.

        "TELERATE PAGE 3750" shall mean the display designated as "PAGE 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

        "TERMINATION DATE" shall have the meaning set forth in Section 1.1(a) hereof.

        "TOTAL ASSETS" shall mean at any date, the aggregate amount of assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

        "TOTAL LIABILITIES" shall mean at any date, the aggregate amount of all liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

        "TOTAL MEMBER EQUITIES" means, at any time, the remainder (if positive) of

                (a) Consolidated Total Assets MINUS

                (b) the amount at which the liabilities (other than capital stock, surplus and minority interests) of the Company and its Subsidiaries would be shown on a consolidated balance sheet prepared in accordance with GAAP for such Persons at such time.

        "VALUE" shall mean as of any given date an amount equal to (a) with respect to Eligible By-Products Inventory and Eligible Finished Goods Inventory, the lower of cost or wholesale fair market value, (b) with respect to Eligible Work-in-Process Inventory, the cost of the corn being processed, and (c) with respect to Eligible Grain Inventory, the spot bid price of the Company in Columbus, Nebraska and Marshall, Minnesota.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

        Each Borrower represents and warrants to the Banks as follows:

        SECTION 5.1. ORGANIZATION AND QUALIFICATION. Each Borrower is duly organized and validly existing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, has full right, power and authority to enter into this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for and encumber its assets as collateral security therefor, to execute and issue the Revolving Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement does not, nor does the performance or observance by any Borrower of any of the matters or things provided for in this Agreement and the other Loan Documents, contravene any provision of law or any charter or by-law provision or any covenant, indenture or agreement of or judgment, order or decree applicable to or affecting such Borrower or any of its Property.

        SECTION 5.2. FINANCIAL REPORTS. The Company has heretofore delivered to each Bank a copy of the annual audit report as of March 31, 1998 of the Company and its Subsidiaries and a copy of the consolidated balance sheets and profit and loss statements for the Company and its Subsidiaries for the quarter ending June 30, 1998. Such financial statements have been prepared in accordance with generally accepted accounting principles (except that such unaudited financial statements may omit any footnotes), on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the Company and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Company and its Subsidiaries have no significant contingent liabilities (determined in accordance with generally accepted accounting principles consistently applied) other than as indicated on said financial statements and since said date of March 31, 1998, there has been no material adverse change in the condition, financial or otherwise, of the Company or any Subsidiary.

        SECTION 5.3. LITIGATION; TAX RETURNS; APPROVALS. There is no litigation, labor controversy or governmental proceeding pending or threatened against any Borrower or any Subsidiary which if adversely determined would result in any material adverse change in the financial condition, properties, business or operations of such Borrower or any Subsidiary, except as disclosed on Exhibit F attached hereto. All United States federal and state income tax returns for each Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or threatened objections to or controversies in respect of the United States federal and state income tax returns of any Borrower or any Subsidiary for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by any Borrower of the Loan Documents.

        SECTION 5.4. REGULATION U. Neither any Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

        SECTION 5.5. NO DEFAULT. Each Borrower is in full compliance with all of the terms and conditions of the Loan Documents, and no Potential Default or Event of Default is existing under this Agreement.

        SECTION 5.6. ERISA. The Borrowers and their Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to them and neither any Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by any Borrower or any Subsidiary of any material liability, fine or penalty. Neither any Borrower nor any Subsidiary has any liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

        SECTION 5.7. SECURITY INTERESTS. There are no security interests, liens or encumbrances on any of the assets or Property of any Borrower except the security interests, liens and charges which are now existing and are permitted by Section 7.14 of this Agreement.

        SECTION 5.8. SUBSIDIARIES. As of the date hereof, the Company's only Subsidiary is Liquid Sugars, Inc., a California corporation. Such Subsidiary is duly organized and validly existing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification. As of the date hereof, LSI has no Subsidiaries.

        SECTION 5.9. ACCURATE INFORMATION. No information, exhibit or report furnished by any Borrower to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

        SECTION 5.10. ENFORCEABILITY. This Agreement, when executed and delivered by each Borrower, will be a legal, valid and binding agreement of such Borrower, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Revolving Notes, the other Loan Documents and any other instrument or agreement required hereunder has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

        SECTION 5.11. NO DEFAULT UNDER OTHER AGREEMENTS. Neither any Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default might materially and adversely affect the Collateral, the repayment of the indebtedness, obligations and liabilities under the Loan Documents, any Bank's or the Agent's rights under the Loan Documents or the Property, business, operations or condition (financial or otherwise) of such Borrower or any Subsidiary.

        SECTION 5.12. STATUS UNDER CERTAIN LAWS. Neither any Borrower nor any of their Subsidiaries is an "INVESTMENT COMPANY" or a person directly or indirectly controlled by or acting on behalf of an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, or a "HOLDING COMPANY," or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," or an "AFFILIATE" OF a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        SECTION 5.13. COMPLIANCE WITH LAWS. The Company, LSI and their Subsidiaries each are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and Environmental Laws, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company, LSI or any Subsidiary. Neither any Borrower nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local Environmental Laws, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company, LSI or any Subsidiary.

        SECTION 5.14. COOPERATIVE STATUS. The Company is a corporation operating on a cooperative basis under Subchapter T of the Internal Revenue Code of 1986, as amended.

SECTION 6. CONDITIONS PRECEDENT.

        The obligation of the Banks to make any Loan pursuant hereto shall be subject to the following conditions precedent:

        SECTION 6.1. GENERAL. The Agent shall have received the notice of borrowings and the Revolving Notes hereinabove provided for.

        SECTION 6.2. EACH EXTENSION OF CREDIT. As of the time of the making of each Loan hereunder (including the initial Loan):

                (a) each of the representations and warranties set forth in
        Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 hereof;

                (b) the Borrowers shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

                (c) after giving effect to the requested extension of credit and to each Revolving Credit Loan that has been made hereunder, the aggregate principal amount of all Revolving Credit Loans then outstanding shall not exceed the lesser of (i) the Banks' Revolving Credit Commitments then in effect or (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate or as determined by the Agent upon an inspection of the Borrowers' books and records;

                (d) after giving effect to the requested extension of credit and to each Revolving Credit Loan that has been made hereunder, the aggregate principal amount of all Revolving Credit Loans then outstanding to the Company shall not exceed the Company Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate or as determined by the Agent upon an inspection of the Borrowers' books and records; and

                (e) after giving effect to the requested extension of credit and to each Revolving Credit Loan that has been made hereunder, the aggregate principal amount of all Revolving Credit Loans then outstanding to LSI shall not exceed LSI's Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate or as determined by the Agent upon an inspection of the Borrowers' books and records; and

and the request by the Company, on behalf of itself or LSI, for any Loan pursuant hereto shall be and constitute a warranty to the foregoing effects.

        SECTION 6.3. LEGAL MATTERS. Legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel; and prior to the initial Loan hereunder, the Agent shall have received the favorable written opinion of Doherty, Rumble & Butler, counsel for the Borrowers, substantially in the form of Exhibit D, in substance satisfactory to each of the Banks and their respective legal counsel.

        SECTION 6.4. DOCUMENTS. The Agent shall have received copies (executed or certified, as may be appropriate) of all documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent any Bank or its respective legal counsel requests.

SECTION 7. COVENANTS.

        It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

        SECTION 7.1. MAINTENANCE OF PROPERTY. Each Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; PROVIDED, HOWEVER, that nothing in this Section shall prevent any Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its Properties if such discontinuance is, in the judgment of such Borrower or such Subsidiary, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Revolving Notes.

        SECTION 7.2. TAXES. Each Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against such Borrower or any Subsidiary or against their respective Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves, determined in accordance with generally accepted accounting principles consistently applied, have been established with respect thereto.

        SECTION 7.3. MAINTENANCE OF INSURANCE. Each Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which such Borrower and such Subsidiary operate, and in any event shall maintain insurance with respect to the Collateral as required by the Security Documents. The Agent shall be named as lender's loss payee under any insurance policies which relate to the Collateral. Each Borrower shall, at the Agent's request, provide copies to the Agent of all insurance policies and other materials related thereto maintained by such Borrower and its Subsidiaries.

        SECTION 7.4. FINANCIAL REPORTS. The Company will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as may from time to time be requested and, without any request, will furnish each Bank:

                (a) as soon as available, and in any event within 45 days after the close of each of the first three quarterly fiscal periods occurring during each fiscal year of the Company, (i) a copy of consolidated balance sheets and profit and loss statements for the Company and its Subsidiaries (for such quarterly period and the year to date) for such period of the Company and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by the Company and certified by the chief financial officer of the Company, and (ii) a copy of consolidated balance sheets and profit and loss statements for the Company and its Subsidiaries (for such quarterly period and the year to date) for such period of the Company and for the corresponding periods of the preceding fiscal year, prepared in accordance with Generally Accepted Accounting Principles, all in reasonable detail, prepared by the Company and certified by the president and general manager or the chief financial officer of the Company;

                (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Company, (i) a copy of the audit report for such year and accompanying financial statements including consolidated balance sheets, reconciliations of change in stockholders' equity, profit and loss statements and statements of cash flows for the Company and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Company, all in reasonable detail, accompanied by the unqualified opinion of Clifton Gunderson LLC or other independent public accountants of nationally recognized standing selected by the Company and satisfactory to each Bank, and (ii) a copy of consolidated balance sheets, reconciliations of change in stockholders' equity, profit and loss statements and statements with cash flow for the Company and its Subsidiaries showing in comparative form the figures for the fiscal year of the Company, prepared in accordance with Generally Accepted Accounting Principles, all in reasonable detail, prepared by the Company and certified by the president and general manager or the chief financial officer of the Company;

                (c) within 15 Business Days after the last day of each month, a Borrowing Base Certificate in the form of Exhibit B hereto, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby, certified as correct by the Company's chief financial officer, and certifying that the signer thereof has reexamined the terms and provisions of the Loan Documents and that to the best of his knowledge and belief, no Potential Default or Event of Default has occurred or, if any such Potential Default or Event of Default has occurred, setting forth the description of such Potential Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same;

                (d) within 15 days after the last day of every month, a Position Report with respect to the Company's Hedged Position, and

                (e) together with the financial statements delivered pursuant to subsections (a) and (b) above, a Compliance Certificate in the form of Exhibit C attached hereto, prepared and signed by the president and general manager or the chief financial officer of the Company.

        SECTION 7.5. INSPECTION. Each Borrower shall, and shall cause each Subsidiary to, permit the Banks, by their representatives and agents, to inspect any of the Properties, corporate books and financial records of such Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of such Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such times and intervals as the Banks may request. The Borrowers shall pay to the Banks from time to time upon demand an amount sufficient to compensate the Banks for their fees, charges and expenses in connection with such field audits of the Collateral.

        SECTION 7.6. CONSOLIDATION AND MERGER. Each Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the Property or capital stock of any other Person.

        SECTION 7.7. TRANSACTIONS WITH AFFILIATES. Each Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of such Borrower except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower.

        SECTION 7.8. MINIMUM NET WORKING CAPITAL. The Company will maintain Net Working Capital in an amount not less than $25,000,000 at all times.

        SECTION 7.9. MINIMUM TOTAL MEMBER EQUITIES. The Company will not, as of the end of any fiscal quarter of the Company, permit Adjusted Total Member Equities to be less than the Minimum Equity Amount at such time.

                As used herein, "MINIMUM EQUITY AMOUNT" means at any time, the sum of

                (a) $270,000,000, plus

                (b) an aggregate amount equal to 20% of Consolidated Net Earnings (but only if a positive number) for each completed fiscal year of the Company.

        SECTION 7.10. MINIMUM CASH FLOW. The Company will maintain Cash Flow in an amount not less than $0 on March 31, 1999.

        SECTION 7.11. LEASES. Each Borrower will not, and will not permit any Subsidiary to, be a party to any rental agreement or lease as lessee of real or personal property which is not a Capitalized Lease if the aggregate of rentals payable during any fiscal year of the Company under all such rental agreements or leases would exceed $16,000,000.

        SECTION 7.12. CAPITAL EXPENDITURES. Each Borrower will not, and will not permit any Subsidiary to, expend or become obligated for capital expenditures (as defined and classified in accordance with generally accepted accounting principles consistently applied but in any event including the liability of the Borrowers in respect of Capitalized Leases) in any fiscal year in an aggregate amount in excess of $18,000,000.

        SECTION 7.13. RESTRICTED PAYMENTS. Each Borrower will not (a) declare or pay any dividends on any class of stock, (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, (c) make any distribution of any kind or character with respect to its capital stock, or (d) pay patronage or additional value payments to its members (collectively, "RESTRICTED PAYMENTS"), except for (i) Restricted Payments made when no Potential Default or Event of Default has occurred and is continuing, and (ii) the payment of patronage distributions in an aggregate amount not to exceed 20% of the Company's net income for any fiscal year at any time that an Event of Default or Potential Default has occurred and is continuing.

        SECTION 7.14. LIENS. Each Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by such Borrower or any Subsidiary other than:

                (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which any Borrower or any Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

                (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that any such appeal, stay or discharge is made in good faith and by appropriate proceedings and the applicable Borrower has established adequate reserves therefor in accordance with Generally

        Accepted Accounting Principles and that the aggregate amount of liabilities of the applicable Borrower or any Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $100,000 at any one time outstanding;

                (c) liens, pledges, mortgages, security interests, or other charges granted to the Agent to secure the Revolving Notes and other amounts payable under the Loan Documents;

                (d) liens, pledges, mortgages, security interests or other charges existing on the date hereof and disclosed in financial statements referred to in Section 5.2 hereof, except any liens, pledges, mortgages, security interests or other charges securing indebtedness owed to the Existing Lenders;

                (e) liens, pledges, mortgages, security interests and other encumbrances on Property other than the Collateral which secure only indebtedness incurred to finance the acquisition of such Property (but only to the extent of the fair market value of such Property);

                (f) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

                (g) liens incidental to the conduct of business or the ownership of Properties and assets (including warehousemen's liens, grower liens and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and for which adequate reserves, determined in accordance with Generally Accepted Accounting Principles, have been established and provided further that the aggregate amount of all obligations secured by all such liens does not exceed $100,000;

                (h) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of each Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of such Borrower and its Subsidiaries; and

                (i) mortgages, liens and security interests on the Company's real estate, plant and equipment in Marshall, Minnesota and Columbus, Nebraska, securing the Company's Senior Secured Notes.

        SECTION 7.15. BORROWINGS AND GUARANTIES. Each Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any indebtedness for borrowed money (including as such all indebtedness representing the deferred purchase price of Property and all indebtedness, obligations and liabilities relating to bankers acceptances and letters of credit) or customer advances, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any liability or indebtedness of any other Person, other than:

                (a) indebtedness of the Borrowers arising under or pursuant to this Agreement or the other Loan Documents;

                (b) the liability of the Borrowers and their Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

                (c) indebtedness of the Borrowers and their Subsidiaries existing on the date hereof and disclosed to the Banks in the financial statements referred to in Section 5.2 hereof, other than indebtedness under the Existing Agreements;

                (d) trade payables of the Borrowers and their Subsidiaries arising in the ordinary course of the Borrowers' and their Subsidiaries' business;

                (e) indebtedness not otherwise permitted by this Section 7.15 which is incurred to finance the acquisition of Property, but only to the extent of the fair market value of such Property, provided that the aggregate principal amount of all such indebtedness outstanding does not exceed $1,000,000;

                (f) indebtedness of LSI (including any indebtedness of LSI hereunder) in an aggregate principal amount not to exceed $15,000,000 outstanding at any time;

                (g) the Company's indebtedness evidenced by the Senior Secured Notes; and

                (h) additional indebtedness for borrowed money, provided such indebtedness is unsecured.

        SECTION 7.16. INVESTMENTS, LOANS, ADVANCES AND ACQUISITIONS. Each Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations, capital contributions or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

                (a) investments in certificates of deposit having a maturity of two years or less issued by any Bank and which are held by the Bank issuing the same;

                (b) investments in commercial paper rated P1 by Moody's Investors Services, Inc. or Al by Standard & Poor's maturing within 270 days of the date of issuance thereof,

                (c) investments shown on the financial statements referred to in
        Section 5.2;

                (d) investments in stock of the St. Paul Bank for Cooperatives;

                (e) investments in an aggregate amount not to exceed $2,000,000 in the capital stock of Ice Ban Inc.; and

                (f) repurchase, reverse repurchase agreements and security lending arrangements collateralized by marketable obligations issued by the United States of America for which the full faith and credit of the United States of America has been pledged.

        SECTION 7.17. SALE OF PROPERTY. Each Borrower will not, and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or a material part of its Property to any other Person; PROVIDED, HOWEVER, that so long as no Event of Default or Potential Default has occurred and is continuing or would result after giving effect thereto, each Borrower may make:

                (a) sales of its Inventory in the ordinary course of business;
        and

                (b) sales or leases of its surplus, obsolete or worn-out machinery and equipment.

        For purposes of this Section, "MATERIAL PART" shall mean 5% or more of the book value all of the Property of the Company and its Subsidiaries.

        SECTION 7.18. NOTICE OF SUIT OR ADVERSE CHANGE IN BUSINESS OR DEFAULT. Each Borrower shall, as soon as possible, and in any event within 5 days after such Borrower learns of the following, give written notice to the Agent of (a) any material proceeding(s) being instituted or threatened to be instituted by or against any Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise (including, without limitation, any material loss or depreciation in the value of the Collateral) of any Borrower or any Subsidiary, and (c) the occurrence of any Potential Default or Event of Default.

        SECTION 7.19. ERISA. Each Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Agent of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. Each Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

        SECTION 7.20. SUPPLEMENTAL PERFORMANCE. Each Borrower will, and will cause each Subsidiary to, at any time and from time to time upon request of any Bank take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, security agreements or other instruments which such Bank in its discretion deems necessary to carry out the purposes of the Loan Documents.

        SECTION 7.21. USE OF PROCEEDS. Each Borrower shall use the proceeds of each Loan and other extensions of credit hereunder only for seasonal working capital purposes of the Borrowers, and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

        SECTION 7.22. COMPLIANCE WITH LAWS, ETC. Each Borrower will, and will cause each Subsidiary to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) the maintenance and preservation of its corporate existence and qualification as a foreign corporation except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, of such Borrower or such Subsidiary.

        SECTION 7.23. ENVIRONMENTAL COVENANT. Each Borrower will, and will cause each Subsidiary to,

                (a) use and operate all of its facilities and Properties in compliance with all Environmental Laws where the failure to do so could have a material adverse effect on the condition, financial or otherwise, of any Borrower or any Subsidiary, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws;

                (b) immediately notify the Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and Property or compliance with Environmental Laws where any liability of any Borrower or any Subsidiary resulting from the event or condition specified therein could reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business or Properties of any Borrower or any Subsidiary, and shall promptly cure and have dismissed, to the satisfaction of the Banks, any actions and proceedings relating to compliance with Environmental Laws; and

                (c) provide such information and certifications which the Agent may reasonably request from time to time to evidence compliance with this Section 7.23.

        SECTION 7.24. HEDGING. The Company will at all times, have a Hedged Position in an amount not greater than 30,000,000 bushels of corn.

        SECTION 7.25. SUBSIDIARIES. Each Borrower will not, and will not permit any Subsidiary to, create or acquire, directly or indirectly, any Subsidiary.

        SECTION 7.26. PRESERVATION OF COOPERATIVE STATUS. The Company will preserve, renew and keep in full force and effect its corporate existence and maintain its status as a corporation operating on a cooperative basis under Subchapter T of the Internal Revenue Code of 1986, as amended.

        SECTION 7.27. POST-CLOSING MATTERS. Not later than sixty (60) days following the effective date of this Agreement, each Borrower shall deliver to the Agent (in sufficient original counterparts for each of the Banks) a fully executed Landlord's Waiver or Warehouse Agreement, as applicable, for each Permitted Collateral location (as defined in the Security Agreement) which is not owned by a Borrower.

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

        SECTION 8.1. DEFINITIONS. Any one or more of the following shall constitute an Event of Default:

                (a) Default in the payment when due of any principal of or interest on any Revolving Note, whether at the stated maturity thereof or as required by Section 2.4 hereof or at any other time provided in this Agreement or of any fee or other amount payable by any Borrower pursuant to this Agreement;

                (b) Default in the observance or performance of any covenant set forth in Sections 7.4, 7.5, 7.6, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14,
        7.15, 7.16, 7.17, 7.18, 7.21, 7.24, 7.25 or 7.26, inclusive, hereof, or of any provision of any Security Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral; or

                (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Company by any Bank;

                (d) Default shall occur under any evidence of indebtedness issued or assumed or guaranteed by any Borrower, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

                (e) Any representation or warranty made by any Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

                (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $1,000,000 shall be entered or filed against any Borrower or against any of its Property or assets and remain unstayed and undischarged for a period of 45 days from the date of its entry;

                (g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty
        (30) days after written notice to such effect shall have been given to the Company by the Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

                (h) Any Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(i) hereof; or

                (i) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for any Borrower or any Subsidiary or any substantial part of its respective Property, or a proceeding described in Section 8.1(h)(v) shall be instituted against any Borrower or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 days.

        SECTION 8.2. REMEDIES FOR NON-BANKRUPTCY DEFAULTS. When any Event of Default, other than an Event of Default described in subsections (h) and (i) of
Section 8.1 hereof, has occurred and is continuing, the Agent, if directed by the Required Banks, shall give notice to the Company and take any or all of the following actions: (a) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Revolving Notes to be forthwith due and payable and thereupon the Revolving Notes including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) proceed to foreclose against any Collateral under the Security Documents, take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts maintained by any Borrower with any of the Banks, subject to Section 11.15 hereof.

        SECTION 8.3. REMEDIES FOR BANKRUPTCY DEFAULTS. When any Event of Default described in subsections (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the Revolving Notes shall immediately become due and payable without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Agent may, if directed by the Required Banks, proceed to foreclose against any Collateral under the Security Documents, take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts maintained by any Borrower with any of the Banks, subject to Section 11. 15 hereof

SECTION 9. CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR LOANS.

        SECTION 9.1. CHANGE OF LAW. Notwithstanding any other provisions of this Agreement or any Revolving Note, if at any time after the date hereof with respect to Eurodollar Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrowers to such effect, and such Bank's obligation to make or relend any such affected Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. The Borrowers shall prepay the outstanding principal amount of any such affected Eurodollar Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Loans outstanding; PROVIDED, HOWEVER, the affected Borrower may then elect to borrow the principal amount of such affected Loan by means of another type of Revolving Credit Loan available hereunder, subject to all of the terms and conditions of this Agreement.

        SECTION 9.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN THE ADJUSTED EURODOLLAR RATE. Notwithstanding any other provision of this Agreement or any Revolving Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then the Agent shall promptly give telephonic or telex notice thereof to the Borrowers and the Banks (such notice to be confirmed in writing), and the obligation of the Banks to make any such Eurodollar Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the affected Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate. Upon the giving of such notice, the affected Borrower may elect to either (i) pay or prepay, as the case may be, such affected Loan or (ii) reborrow such affected Loan as another type of Revolving Credit Loan available hereunder, subject to all terms and conditions of this Agreement.

        SECTION 9.3. TAXES AND INCREASED COSTS. With respect to any outstanding Eurodollar Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Eurodollar Loans contemplated by this Agreement (whether or not having the force of law) ("CHANGE IN LAW") shall:

                (a) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

                (b) subject such Bank, any Eurodollar Loan, or any Revolving Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee deduction or withholding in respect of this Agreement, any Eurodollar Loan, or any Revolving Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located or in which the Bank has nexus;

                (c) change the basis of taxation of payments of principal and interest due from any Borrower to such Bank hereunder or under any Revolving Note (other than by a change in taxation of the overall net income of such Bank); or

                (d) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, its disbursement, any Eurodollar Loan, or any Revolving Note;

and such Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of principal or interest received by such Bank, then the Borrowers shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrowers as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Borrowers may prepay any affected Loan, subject to the provisions of Sections
2.3 and 9.4 hereof.

        SECTION 9.4. FUNDING INDEMNITY. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid such Bank) as a result of:

                (i) any payment or prepayment of a Eurodollar Loan on a date other than the last day of the then applicable Interest Period;

                (ii) any failure by any Borrower to borrow any Eurodollar Loan on the date specified in the notice given pursuant to Section 1.5 hereof; or

                (iii) the occurrence of any Event of Default;

then, upon the demand of such Bank, the relevant Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

        (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the relevant Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Borrowers as to the amount thereof except in the case of manifest error.

        SECTION 9.5. LENDING BRANCH. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.5(b) hereof.

        SECTION 9.6. DISCRETION OF BANK AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.

SECTION 10. THE AGENT.

        SECTION 10.1. APPOINTMENT AND POWERS. Harris Trust and Savings Bank is hereby appointed by the Banks as Agent under the Loan Documents, including but not limited to the Security Documents, wherein the Agent shall hold a security interest for the benefit of the Banks, solely as the Agent of the Banks, and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

        SECTION 10.2. POWERS. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agent.

        SECTION 10.3. GENERAL IMMUNITY. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

        SECTION 10.4. NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. The Agent shall not (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for any Loans hereunder, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents, or (iv) determine or verify the existence, eligibility or value of any Collateral, or the correctness of any Borrowing Base Certificate. In addition, neither the Agent nor its counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

        SECTION 10.5. RIGHT TO INDEMNITY. The Banks hereby indemnify the Agent for any actions taken in accordance with this Section 10, and the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct.

        SECTION 10.6. ACTION UPON INSTRUCTIONS OF BANKS. The Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within the Agent's rights, duties, powers or discretion. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Revolving Notes. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action contemplated by the Loan Documents, unless the Loan Documents specifically require the consent of all of the Banks.

        SECTION 10.7. EMPLOYMENT OF AGENTS AND COUNSEL. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

        SECTION 10.8. RELIANCE ON DOCUMENTS; COUNSEL. The Agent shall be entitled to rely upon any Revolving Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

        SECTION 10.9. MAY TREAT PAYEE AS OWNER. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Revolving Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note issued in exchange therefor.

        SECTION 10.10. AGENT'S REIMBURSEMENT. Each Bank agrees to reimburse the Agent pro rata in accordance with its pro rata share of the Revolving Credit Commitments for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Borrowers (a) for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents and
(b) for any other reasonable expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

        SECTION 10.11. RIGHTS AS A LENDER. With respect to its commitment, Loans made by it and the Revolving Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "BANK" or "BANKS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrowers as if it were not the Agent.

        SECTION 10.12. BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

        SECTION 10.13. RESIGNATION OF AGENT. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by sixty days' notice in writing to the Banks and the Borrowers. Such resignation shall take effect upon appointment of such successor. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation.

        SECTION 10.14. DURATION OF AGENCY. The agency established by Section
10.1 hereof shall continue, and Sections 10.1 through and including this Section
10.14 shall remain in full force and effect, until the Revolving Notes and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments, to extend credit to or for the benefit of the Borrowers shall have terminated or expired.

        SECTION 10.15. REMOVAL OF AGENT. Subject to the appointment of a successor Agent, the Banks, with the consent of the Borrowers (which consent will not be unreasonably withheld), may remove the Agent for the Banks under this Agreement at any time by thirty days' notice in writing to the Agent. Such removal shall take effect upon appointment of such successor. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the thirty day period following the giving of notice to the Agent, the Agent may appoint its own successor. The removal of the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such removal.

        SECTION 10.16. SUCCESSOR AGENT. Any successor Agent must be a national banking association, a bank chartered under federal law or in any State of the United States or a branch of any foreign bank which is licensed to do business under the laws of any state or the United States and approved by the Borrowers (which approval will not be unreasonably withheld).

SECTION 11. MISCELLANEOUS.

        SECTION 11.1. AMENDMENTS AND WAIVERS. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrowers, the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrowers shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, PROVIDED, HOWEVER, that without the consent in writing of the holders of all outstanding Revolving Notes, or all Banks if no Revolving Notes are outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Revolving Notes or reduce the rate or extend the time of payment of interest on the Revolving Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Revolving Notes with respect to the payment or prepayment thereof, (b) give to any Revolving Note any preference over any other Notes, (c) amend the definition of Required Banks, (d) alter, modify or amend the provisions of this Section 11.1, (e) change the amount or term of any of the Banks' Revolving Credit Commitments or the fee required under
Section 2.1 hereof, (f) alter, modify or amend the provisions of Section 6 of this Agreement, (g) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (h) change the advance rates under the Borrowing Base or (i) release any Collateral under the Security Documents, unless such release is permitted or contemplated by the Loan Documents. Any such amendment or waiver shall apply equally to all Banks and the holders of the Revolving Notes and shall be binding upon them, upon each future holder of any Revolving Note and upon the Borrowers, whether or not such Revolving Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

        SECTION 11.2. WAIVER OF RIGHTS. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Revolving Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any Revolving Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        SECTION 11.3. SEVERAL OBLIGATIONS. The commitments of each of the Banks hereunder shaH be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Agent on the principal of Loans and hereunder, whether from any Collateral or otherwise, shall be distributed by the Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied, and all payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

        SECTION 11.4. NON-BUSINESS DAY. (a) If any payment of principal or interest on any Domestic Rate Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

        (b) If any payment of principal or interest on any Eurodollar Loan shall fall due on a day which is not a Business Day, the payment date thereof shall be extended to the next date which is a Business Day and the Interest Period for such Loan shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendax month, in which case such payment date shall be the next preceding Business Day.

        SECTION 11.5. SURVIVAL OF INDEMNITIES. All indemnities and all provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to Eurodollar Loans, including, but not limited to, Sections 9.3 and 9.4 hereof, shall survive the termination of this Agreement and the payment of the Revolving Notes.

        SECTION 11.6. DOCUMENTARY TAXES. Although the Borrowers are of the opinion that no documentary or similar taxes are payable in respect to this Agreement or the Revolving Notes, each Borrower jointly and severally agrees that it will pay such taxes, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        SECTION 11.7. REPRESENTATIONS. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Revolving Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing and as long as any credit is in use or available hereunder.

        SECTION 11.8. NOTICES. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telex and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telex or 2 days after the date when deposited in the United States mail (registered, if to any Borrower) addressed if to any Borrower to 901 North Highway 59, Marshall, Minnesota 56258 Attention: Mr. L. Dan Thompson; if to the Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Division; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.8.

        SECTION 11.9. COSTS AND EXPENSES. (a) Each Borrower jointly and severally agrees to pay on demand all costs and expenses of the Agent and each Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the Revolving Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the fees and expenses of Chapman and Cutler, special counsel to the Agent; all costs and expenses of the Agent and the reasonable costs and expenses of each Bank (including in each case attorneys' fees and expenses) incurred in connection with any consents or waivers hereunder or amendments hereto, and all costs and expenses (including attorneys' fees and expenses), if any, incurred by the Agent, the Banks or any other holders of a Revolving Note in connection with the enforcement of this Agreement or the Revolving Notes and the other instruments and documents to be delivered hereunder. Each Borrower jointly and severally agrees to indemnify and save harmless the Banks and the Agent from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agent in connection with any action, suit or proceeding brought against the Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the other Loan Documents, or out of any action or inaction by the Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

        (b) Without limiting the generality of the foregoing, the Borrowers jointly and severally unconditionally agree to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenants not to sue for any claim for contribution against, the Agent or any Bank for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Borrower or any Affiliate or otherwise occurring on or with respect to their respective Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by any Borrower or any Affiliate or otherwise occurring on or with respect to their respective Property, (iii) any claim for personal injury or property damage in connection with any Borrower or any Affiliate or otherwise occurring on or with respect to their respective Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any

Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of any Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrowers owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

        (c) The provisions of this Section shall survive payment of the Notes and the termination of the Banks' Revolving Credit Commitments hereunder.

        SECTION 11.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrowers, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

        SECTION 11.11. SUCCESSORS AND ASSIGNS; GOVERNING LAW; ENTIRE AGREEMENT. This Agreement shall be binding upon each of the Borrowers and the Banks and their respective successors and assigns, and shall inure to the benefit of each of the Borrowers and the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Revolving Note. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Illinois, except conflict of laws principles. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrowers may not assign any of their respective rights or obligations hereunder without the written consent of all of the Banks.

        SECTION 11.12. NO JOINT VENTURE. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

        SECTION 11.13. SEVERABILITY. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall deemed severed here from to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

        SECTION 11.14. TABLE OF CONTENTS AND HEADINGS. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof

        SECTION 11.15. SHARING OF PAYMENTS. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("SET-OFF'), on any Loan or other amount outstanding under this Agreement in excess of its ratable share of payments on all Loans and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans then due and payable to such Bank bears to the total aggregate principal amount of Loans then due and payable to all the Banks.

        SECTION 11.16. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH BORROWER, THE AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

        SECTION 11.17. PARTICIPANTS AND NOTE ASSIGNEES. Each Bank shall have the right, with the written consent of the Borrowers (which consent will not be unreasonably withheld and which consent will not be required if an Event of Default shall have occurred and be continuing) and the Agent, at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and Revolving Credit Commitment held, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Revolving Notes evidencing such Loans to one or more other Persons; PROVIDED THAT (a) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (b) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.17, (c) the Agent shall have no obligation or responsibility to such participant or assignee, and (d) no such participant or assignee shall be a competitor of any Borrower; EXCEPT THAT nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of
Section 1.6 and Section 9.4, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Company hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

        SECTION 11.18. ASSIGNMENT OF COMMITMENTS BY BANKS. Each Bank shall have the right at any time, with the written consent of the Borrowers (which consent will not be unreasonably withheld and which consent will not be required if an Event of Default shall have occurred and be continuing) and the Agent to assign all or any part of its Revolving Credit Commitment to one or more other Persons; PROVIDED THAT (a) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (b) unless both parties to the assignment are Banks immediately prior to giving effect to the assignment, the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the assignment and acceptance with respect to such assignment) shall not be less than $5,000,000 (or if less, the entire amount of such Bank's Revolving Credit Commitment, or $1,000,000 if such assignment is from one Bank to another Bank or to an Affiliate of the assigning Bank) and shall be an integral multiple of $1,000,000, (c) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an assignment and acceptance, together with any Revolving Notes subject to such assignment, (d) neither the consent of the Borrowers nor of the Agent shall be required for any Bank to assign all or part of its Revolving Credit Commitment to any affiliate of the assigning Bank or to any Bank, (e) the assigning Bank shall have a Revolving Credit Commitment of at least $10,000,000 after giving effect to such assignment unless such assignment is of all of such assigning Bank's Revolving Credit Commitment, and (f) no such assignment shall be made to any Person known by the assignor to be a competitor of any Borrower. Upon any such assignment, its notification to the Agent and the payment of a $2,500 recordation fee to the Agent, the assignee shall become a Bank hereunder, all Loans and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment.

        SECTION 11.19. CONFIDENTIALITY. Each Bank will keep confidential any non-public information concerning any Borrower and its Subsidiaries furnished by a Borrower (which is designated by such Borrower as confidential at the time such information is furnished to such Bank) or obtained by such Bank through its inspections and audits pursuant to Section 7.5 hereof and known by such Bank to be confidential, except that any Bank may disclose such information (a) to regulatory authorities having jurisdiction, (b) pursuant to subpoena or other legal process, (c) to such Bank's counsel and auditors in connection with matters concerning this Agreement, (d) to such Bank's consultants in connection with negotiations concerning this Agreement or the other Loan Documents and (e) to prospective participants in the credit extended hereunder and participants in the credit extended hereunder, provided that any Persons described in clauses
(d) and (e) shall be bound to comply with the terms of this Section 11.19. In the situations described above (except where any Borrower is a party), the relevant Bank shall notify the Company as promptly as practicable of the receipt of a request for such disclosure and furnish it with a copy of such subpoena or other legal process (to the extent such Bank is legally permitted to do so). The provisions of this Section shall survive the payment of the Notes and the termination of this Agreement.

        Exhibits A, B, C, D, E, F and G to the Credit Agreement shall each be amended, and as so amended shall be restated in their entirety to read as set forth in Exhibits A, B, C, D, E, F and G hereto, respectively.

        Each Borrower agrees to execute and deliver to each Bank a Secured Revolving Credit Note in the form attached to this Amended and Restated Secured Credit Agreement as Exhibit A, each such note to be in the principal amount of each Bank's respective maximum commitment set forth in Section 1.1 of the Credit Agreement as amended and restated hereby. From and after the date on which the conditions precedent to the effectiveness hereof set forth below are satisfied, each such note shall evidence the Borrowers' joint and several indebtedness to the holder thereof under the Credit Agreement, as amended and restated hereby, and all references in the Loan Documents (including without limitation the Security Documents) to the Revolving Notes or any Revolving Note shall refer to the notes or note delivered pursuant hereto. Upon the satisfaction of said conditions precedent, each Bank shall cancel and deliver to the Company any Revolving Note then held by it.

        The amendments reflected in the above and foregoing Amended and Restated Secured Revolving Credit Agreement shall not become effective unless and until the following conditions precedent have been satisfied:

        (a) the Agent shall have received the following for the account of the Banks (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

                (i) the Revolving Notes;

                (ii) a fully executed Security Agreement Re: Accounts Receivable and Inventory satisfactory in form and substance to the Banks from LSI granting to the Agent a security interest in its present and future Inventory and Receivables and certain other property described therein to secure its obligations hereunder;

                (iii) appropriate forms of financing statements to perfect the security interest of the Agent provided for by the Security Documents;

                (iv) evidence of insurance required by Section 7.3 hereof and by the Security Documents showing the Agent as lender's loss payee thereunder;

                (v) pay-off letters satisfactory in form and substance to the Banks from the Existing Lenders;

                (vi) a bailee agreement from Liquid Sugars, Inc. satisfactory in form and substance to the Banks;

                (vii) evidence satisfactory to the Banks that the Agent's security interests in the Collateral have been perfected and that the Collateral is not subject to any other security interests;

                (viii) a good standing certificate or certificate of existence for each Borrower dated as of the date no earlier than August 15, 1998 from the office of the secretary of state of its state of incorporation and each state in which it is qualified to do business as a foreign corporation;

                (ix) copies of the Articles of Incorporation, and all amendments thereto, of each Borrower certified by the office of the secretary of state of its state of incorporation as of the date no earlier than August 15, 1998;

                (x) copies of the By-Laws, and all amendments thereto, of each Borrower, certified as true, correct and complete on the date hereof by the secretary or assistant secretary of such Borrower;

                (xi) copies, certified by the Secretary or Assistant Secretary of each Borrower, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of such Borrower, and satisfactory in form and substance to all of the Banks;

                (xii) an incumbency signature certificate for each Borrower satisfactory in form and substance to all of the Banks; and

                (xiii) an amendment to the Current Asset Security Agreement in form and substance to the Banks.

        Each Borrower jointly and severally agrees to pay all costs and expenses incurred by the Agent and the Banks in connection with the preparation, execution and delivery of this Amended and Restated Secured Credit Agreement and the documents and transactions contemplated hereby including the fees and expenses of Messrs. Chapman and Cutler with respect to the foregoing. No reference to this Amended and Restated Secured Credit Agreement need be made in the Current Asset Security Agreement or the Margin Account Security Agreements (collectively the "ORIGINAL SECURITY AGREEMENTS") from the Company to the Agent, or any note, mortgage, instrument or other documents making reference to the Credit Agreement, any reference to the Credit Agreement in any of such to be deemed to be a reference to the Credit Agreement as amended and restated hereby. This Amended and Restated Secured Credit Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all of which to constitute but one and the same instrument. This Amended and Restated Secured Credit Agreement shall be construed in accordance with, and governed by, the internal laws of Illinois.

        The Company has heretofore executed and delivered to the Agent the Original Security Agreements. The Company hereby agrees that notwithstanding the execution and delivery of this Agreement, the Original Security Agreements shall be and remain in full force and effect and that any rights and remedies of the Agent and the Banks thereunder, obligations of the Company thereunder and any liens or security interests created or provided for thereunder shall be and remain in full force and effect and shall not be affected, impaired or discharged thereby and shall secure all of its indebtedness, obligations and liabilities to the Agent and the Banks under the Credit Agreement as amended and restated hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Original Security Agreements as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. Without limiting the foregoing, the Company acknowledges and agrees that all of the Borrowers' indebtedness, obligations and liabilities to the Agent and the Banks pursuant to the Credit Agreement as amended and restated hereby, including without limitation, all principal of and interest on the Revolving Notes (as defined in the Credit Agreement as amended and restated hereby), whether presently existing or hereafter arising, shall constitute "Obligations" as defined in the Security Agreement and shall be secured by, and entitled to all of the benefits of, the liens and security interest created and provided for under the Security Agreement. In furtherance of the foregoing, the Company hereby grants to the Agent for the benefit of the Banks, and hereby agrees that the Agent for the benefit of the Banks shall continue to have a continuing security interest in, all and singular of the Company's receivables, general intangibles, hedging accounts, inventory, books and records, documents, accessions and additions to all of the foregoing and all products and proceeds of each of the foregoing, and all proceeds or collection of any of the foregoing and all of the other collateral described or referred to in the granting clauses of the Original Security Agreements, each and all of which granting clauses are hereby incorporated by reference herein in their entirety. The foregoing grant shall be in addition to and supplemental of and not in substitution for the grant by the Company under the Original Security Agreements, and shall not affect or impair the lien or priority of the Original Security Agreements in the collateral subject thereto or the indebtedness secured thereby.

        Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

Dated as of November 4, 1998.

                                        MINNESOTA CORN PROCESSORS, INC.

                                        By  /s/ illegible
                                           -------------------------------------
                                           Its  President
                                               ---------------------------------


                                        LIQUID SUGARS, INC.

                                        By /s/ illegible
                                           -------------------------------------
                                           Its  President
                                               ---------------------------------

Accepted and Agreed to as of the day and year last above written.

                                        HARRIS TRUST AND SAVINGS BANK
                                          individually and as Agent

                                        By /s/ illegible
                                           -------------------------------------
                                           Its  Vice President
                                               ---------------------------------

                                        Address:    111 West Monroe Street
                                                    Chicago, Illinois 60690
                                        Attention:  Agribusiness Division


                                        U.S. BANCORP AG CREDIT, INC.

                                        By /s/ illegible
                                           -------------------------------------
                                           Its  Vice President
                                               ---------------------------------

                                        Address:    950 17th Street
                                                    Suite 350
                                                    Denver, Colorado 80202
                                        Attention:  Alan V. Schuler

                                    EXHIBIT A
                         MINNESOTA CORN PROCESSORS, INC.
                               LIQUID SUGARS, INC.
                          SECURED REVOLVING CREDIT NOTE

                                                              ________, ________

        FOR VALUE RECEIVED, each of the undersigned, MINNESOTA CORN PROCESSORS, INC., a Minnesota corporation (the "COMPANY") and Liquid Sugars, Inc., a California corporation, ("LSI"; LSI and the Company being referred to herein collectively as the "BORROWERS" and individually as a "BORROWER"), jointly and severally promise to pay to the order of ________________ (the "LENDER") on the Termination Date (as defined in the Credit Agreement hereinafter described), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of Twenty Five Million Dollars ($25,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrowers under the Revolving Credit provided for under the Credit Agreement hereinafter mentioned and remaining unpaid on the Termination Date, together with interest on the principal amount of each Revolving Credit Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates specified in said Credit Agreement.

        The Lender shall record on its books or records or on the schedule to this Note which is a part hereof the principal amount of each Revolving Credit Loan made under the Revolving Credit, all payments of principal and interest and the principal balances from time to time outstanding; PROVIDED that prior to the transfer of this Note all such amounts shall be recorded on the schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be PRIMA FACIE evidence as to all such amounts; PROVIDED, HOWEVER, that the failure of the Lender to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the undersigned to repay all Revolving Credit Loans made under the Revolving Credit, together with accrued interest thereon.

        This Note is one of the Revolving Notes referred to in and issued under that certain Amended and Restated Secured Credit Agreement dated as of August __, 1998, among the Borrowers, Harris Trust and Savings Bank, as Agent, and the banks named therein, as amended from time to time (the "CREDIT AGREEMENT"), and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, including without limitation the collateral security provided pursuant to the Security Documents (as defined in the Credit Agreement), to which Credit Agreement and Security Documents reference is hereby made for a statement thereof All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as such terms have in said Credit Agreement.

        Prepayments may be made on any Revolving Credit Loan evidenced hereby and this Note (and the Revolving Credit Loans evidenced hereby) may be declared due prior to the expressed maturity thereof, all in the events, on the terms and in the manner as provided for in said Credit Agreement and the Security Documents.

        Each of the undersigned acknowledges and agrees that its joint and several liability on the Note and on all obligations owed by any of the undersigned under this Note is absolute and unconditional and shall not in any manner be affected or impaired by any of acts or omissions whatsoever by the Lender, and without limiting the generality of the foregoing, each of the undersigned's joint and several liability on this Note shall not be impaired by any acceptance by the Lender of any other security for or guarantors upon this Note or any obligations under the Credit Agreement or by any failure, neglect or omission on the Lender's part to resort to any one or all of the undersigned for payment of this Note or the obligations under the Credit Agreement or to realize upon or protect any collateral security therefor. Each of the undersigned's joint and several liability on this Note shall not in any manner be impaired or affected by who receives or uses the proceeds of the loans evidenced by this Note or for what purposes such proceeds are used, and each of the undersigned waives notice of borrowing requests issued by, and loans made to, the Borrowers. Such joint and several liability of each of the undersigned shall also not be impaired or affected by (and each Lender, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for this Note or the obligations under the Credit Agreement or of any guaranty thereof. In order to enforce payment of this Note and the undersigneds' obligations under the Credit Agreement, foreclose or otherwise realize on any collateral security therefor, and to exercise the rights granted to the Lender thereunder and under applicable law, the Lender .shall be under no obligation at any time to first resort for payment to the Borrower or to any guaranty or to resort to any collateral security, property, liens or any other rights or remedies whatsoever, and the Lender shall have the right to enforce this Note and the each Borrower's obligations under the Credit Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. By its acceptance below, each of the undersigned hereby expressly waives and surrenders any defense to its joint and several liability on this Note or under the Credit Agreement based upon any of the foregoing.

        Each of the undersigned hereby waives any and all rights of subrogation, reimbursement, contribution and indemnity whatsoever with respect to every other one of the undersigned and shall have no right of recourse to or with respect to any assets or property of any of the undersigned or to any collateral owned by any of the undersigned for the indebtedness of any of the undersigned evidenced hereby regardless of whether said indebtedness shall have been paid in full. None of the undersigned shall have any right of subrogation, reimbursement, contribution or indemnity whatsoever and no right of recourse to or with respect to any assets or property of any guarantor or guarantors or to any collateral not owned by the Borrowers for the indebtedness evidenced hereby unless and until all of said indebtedness shall have been paid in full.

The undersigned hereby waive presentment for payment and demand.

        This Note is governed by and shall be construed in accordance with the internal laws of the State of Illinois.

                                        MINNESOTA CORN PROCESSORS, INC.

                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------


                                        LIQUID SUGARS, INC.

                                        By
                                           -------------------------------------
                                           Its
                                               ---------------------------------

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE
                         MINNESOTA CORN PROCESSORS, INC.
                               LIQUID SUGARS, INC.

                       Compliance Calculations for Secured
                  Credit Agreement Dated as of August 27, 1997

                     Calculations as of ______________, 19__


Section 7.8 Net Working Capital

     (a) Current Assets                                               $_________
     (b) Current Liabilities                                          $_________
     (c) Working Capital Revolver Outstandings                        $_________
                                                       (a)-(b)-(c)     ________*
*Required to be no less than $25,000,000.

       Compliance..............Yes _________ No ________

Section 7.9 Adjusted Total Member Equities

     (a) Total Member Equities                                        $_________
     (b) Less: Post Closing Intangible Assets and Restricted
          Investments                                                 $_________
     (c) Adjusted Total Member Equities (a)-(b)                       $_________
     (d) Consolidated Net Earnings (Only Positive)                    $_________
     (e) Applicable %                                                        20%
     (f) 20% of Consolidated Net Earnings (d)x(e)                     $_________
     (g) Plus: $270,000,000                                           $_________
     (h) Compliance Requirement (f)+(g)                               $_________

       Compliance..............Yes _________ No ________

Section 7.10 Cash Flow

     (a) Net Income                                                   $_________
     (b) Depreciation                                                 $_________
     (c) Capital Expenditures                                         $_________
     (d) Current Maturities of Long-Term Debt                         $_________
     (e) Cash Patronage                                               $_________
     (d) Redeemed Shares                                              $_________
     (g) Cash Flow ((a) + (b) - (c) - (d) - (e) - (f))                $________*

*Required to be no less than $_________ during this compliance period.

       Compliance..............Yes _________ No ________